Exhibit 99.1

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I ANNOUNCES LIQUIDATION AND DISSOLUTION OF THE COMPANY

GRAND CAYMAN, Cayman Islands, October 31, 2024 /PRNewswire/  — Blockchain Coinvestors Acquisition Corp. I (Nasdaq: BCSA) (“BCSA” or the “Company”), a blank-check company formed for the purpose of acquiring or merging with one or more businesses, today announced that it will redeem all of its outstanding Class A ordinary shares (the “Public Shares”) issued as part of the Company’s public units that were issued in connection with its initial public offering because the Company will not complete an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Charter”).

Pursuant to the Charter, if the Company does not complete its initial business combination by November 15, 2024, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account, including interest earned on the funds held in the trust account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its directors, liquidate and dissolve.

Only the Public Shares issued as part of the Company’s public units issued in connection with its initial public offering will have the right to receive the per-share redemption price pursuant to the Charter. Blockchain Coinvestors Sponsor I LLC, the Company’s sponsor, and the Company’s directors, have waived any right to receive funds from the Company’s trust account with respect to any Class A ordinary shares they own. The per-share redemption price for the Public Shares is expected to be approximately $11.39 (the “Redemption Amount”), which will be further adjusted, as described below. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Company’s trust account to pay dissolution expenses. The Company expects that the balance of the Company’s trust account, including any interest income to be earned on the trust account and reduction for the dissolution expenses and tax payment, at liquidation will be approximately $17.9 million. On October 22, 2024, the Company received the $5.0 million termination fee (the “Termination Fee”) from Linqto, Inc. which was required to be paid under the terminated business combination agreement between BCSA and Linqto, Inc. The Termination Fee is being used to fund the Company’s outstanding obligations and any remaining amounts, if any, will be distributed as a liquidation distribution following the redemption of the Public Shares.

The number of remaining Public Shares of the Company as of October 30, 2024 was 1,578,648.

Beneficial owners of the Public Shares held in “street name,” will not need to take any action in order to receive the Redemption Amount. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

As of October 30, 2024, the Company shall cease all operations except for those required to wind up its business. The liquidation of the Trust Account is expected to occur on or about November 13, 2024.

The Company expects that the Nasdaq Stock Market will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. The Company anticipates that the last day of trading of the Public Shares and the Company’s publicly traded units and warrants on the Nasdaq Stock Market will be on or around November 12, 2024.

About Blockchain Coinvestors Acquisition Corp. I

BCSA is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. BCSA is led by Chairman and Managing Director Matthew Le Merle, Chief Executive Officer and Managing Director Lou Kerner, Managing Director Alison Davis, and Chief Financial Officer Mitchell Mechigian.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on the current expectations of BCSA’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These statements are subject to a number of risks and uncertainties indicated from time to time in BCSA’s filings with the SEC. There may be additional risks that BCSA presently does not know or that BCSA currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide BCSA’s expectations, plans or forecasts of future events and views as of the date of this communication. BCSA anticipates that subsequent events and developments will cause BCSA’s assessments to change. However, while BCSA may elect to update these forward-looking statements at some point in the future, BCSA specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BCSA’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact

Blockchain Coinvestors Acquisition Corp. I:

Vaibhav Kumar

RFB | Peaks Strategies

vaibhav.kumar@rfbinder.com